EXHIBIT 99.1

Parker Drilling Reports 2016 Third Quarter Results
HOUSTON, October 27, 2016 /PRNewswire/ - Parker Drilling Company (NYSE: PKD) today announced results for the third quarter ended September 30, 2016, including a reported net loss of $46.2 million, or a $0.37 loss per share, on revenues of $97.2 million.
Third quarter adjusted EBITDA was $5.1 million.
“We are pleased with our third quarter results given the challenging market conditions,” said Gary Rich, the Company’s Chairman, President and CEO. “While results were down quarter-on-quarter, they were in line with our expectations. We also saw improvements in some areas of our business.
“Results from our Rentals Tools business improved slightly in the third quarter. Our rental activity in the U.S. land market increased as drilling activity improved, and this partially offset further declines in our U.S. offshore rentals. Results from our International Rental Tools segment improved in the third quarter due to the startup of previously delayed contracts and further cost reductions. In addition, our Drilling Services business benefited from the initial startup of a new operations and maintenance (O&M) contract for the Atlantic Coast, Canada and the addition of a fourth rig under an existing O&M contract on Sakhalin Island, Russia, both of which were awarded in the second quarter.
“We remain focused on cash flow and ended the quarter with $194 million in liquidity including $104 million in cash and $90 million available on our undrawn revolver. Contracted backlog was $421 million at the end of the third quarter compared with $446 million as of June 30, 2016.
“Looking forward, while there are indications market conditions are stabilizing and we may continue to see conditions improve in the near future, our expectations for the pace of the recovery remain guarded. As we navigate these market conditions, we are well positioned in our target markets and will continue to focus on execution, cash flow and financial discipline,” concluded Rich.
Third Quarter Review
Parker Drilling’s revenues for the 2016 third quarter, compared with the 2016 second quarter, decreased 7.7 percent to $97.2 million from $105.3 million, operating gross margin excluding depreciation and amortization expense (gross margin) decreased 22.4 percent to $12.5 million from $16.1 million and gross margin as a percentage of revenues was 12.9 percent, compared with 15.3 percent.
Drilling Services
For the Company’s Drilling Services business, which is comprised of the U.S. (Lower 48) Drilling and International & Alaska Drilling segments, third quarter revenues decreased 8.6 percent to $66.7 million from $73.0 million for the 2016 second quarter, gross margin decreased 28.8 percent to $9.9 million from $13.9 million, and gross margin as a percentage of revenues was 14.8 percent, compared with 19.0 percent for the prior period.
U.S. (Lower 48) Drilling
U.S. (Lower 48) Drilling segment revenues were $1.4 million compared with $1.1 million in the 2016 second quarter. Gross margin was a $3.7 million loss as compared with a 2016 second quarter loss of $3.9 million. The increase in revenues and gross margin improvement were primarily the result of slightly higher utilization.
International & Alaska Drilling
International & Alaska Drilling segment revenues were $65.3 million, a 9.2 percent decrease from 2016 second quarter revenues of $71.9 million. Gross margin was $13.6 million, a 23.6 percent decrease from 2016 second quarter gross margin of $17.8 million. Gross margin as a percentage of revenues was 20.8 percent as compared with 24.8 percent in the 2016 second quarter. The decrease in revenues and gross margin were attributable to the completion of a project services engagement early in the third quarter and lower rig utilization.  There were also margin benefits in the second quarter that did not repeat in the third quarter, including a rig contract early termination fee and the release of accruals related to the wind down of operations in certain locations. Partially offsetting these declines were the start-ups of the new O&M contracts.
Rental Tools Services
Effective July 1, 2016, we report our Rental Tools Services business as two reportable segments: (1) U.S. Rental Tools and (2) International Rental Tools. Third quarter revenues for the Rental Tools Services business decreased 5.6 percent to $30.5 million from $32.3 million for the 2016 second quarter, gross margin increased 18.2 percent to $2.6 million from $2.2 million, and gross margin as a percentage of revenues was 8.5 percent compared with 6.8 percent for the prior period.
U.S. Rental Tools

U.S. Rental Tools segment revenues were $15.0 million, compared with $18.0 million for the 2016 second quarter. Gross margin was $4.2 million compared with $5.7 million for the 2016 second quarter. The declines in revenues and gross margin were primarily due to a decline in offshore Gulf of Mexico revenues partially offset by an increase in land revenues.
International Rental Tools
International Rental Tools segment revenues were $15.5 million, compared with $14.3 million for the 2016 second quarter. Gross margin was a $1.7 million loss compared with a 2016 second quarter loss of $3.5 million. The increase in revenues and improvement in gross margin were due to increased rental activity associated with both previously delayed new contract start-ups and existing contracts. Gross margin also benefited from lower operating expenses.
Consolidated
General and Administrative expenses were $7.4 million for the 2016 third quarter, down from $8.0 million for the 2016 second quarter. The decrease was primarily due to incentive plan adjustments.
Capital expenditures in the third quarter were $4.7 million, and year-to-date through September 30, 2016 were $21.0 million.

Conference Call
Parker Drilling has scheduled a conference call for 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Friday, October 28, 2016, to review third quarter results. The call will be available by telephone by dialing (+1) (412) 902-0003 and asking for the Parker Drilling Third Quarter Conference Call. The call can also be accessed through the Investor Relations section of the Company's website. A replay of the call can be accessed on the Company's website for 12 months and will be available by telephone through November 4, 2016 at (+1) (201) 612-7415, conference ID 13646195.

Cautionary Statement
This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts addressing activities, events or developments the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about anticipated future financial or operational results; the outlook for rental tools utilization and rig utilization and dayrates; the results of past capital expenditures; scheduled start-ups of rigs; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company’s rigs, rental tools operations and projects under management; future capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset purchases and sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs or rental equipment for operation; the Company’s financial position; changes in utilization or market share; outcomes of legal proceedings; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions, fluctuations in oil and natural gas prices, compliance with existing laws and changes in laws or government regulations, the failure to realize the benefits of, and other risks relating to, acquisitions, the risk of cost overruns, our ability to refinance our debt and other important factors, many of which could adversely affect market conditions, demand for our services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see “Risk Factors” in the Company’s Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Company Description
Parker Drilling provides drilling services and rental tools to the energy industry. The Company's Drilling Services business serves operators in the inland waters of the U.S. Gulf of Mexico utilizing Parker Drilling's barge rig fleet and in select international markets and harsh-environment regions utilizing Parker-owned and customer-owned equipment. The Company's Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.
Contact: Jason Geach, Vice President, Investor Relations & Corporate Development, (+1) (281) 406-2310, jason.geach@parkerdrilling.com.

PARKER DRILLING COMPANY
Consolidated Condensed Balance Sheets
(Dollars in Thousands)

	September 30, 2016	December 31, 2015
	(Unaudited)
ASSETS:
Current Assets
Cash and Cash Equivalents	$103,613	$134,294
Accounts and Notes Receivable, net	130,616	175,105
Rig Materials and Supplies	32,681	34,937
Other Current Assets	22,514	22,405
Total Current Assets	289,424	366,741

Property, Plant and Equipment, net	718,254	805,841

Other Assets
Deferred Income Taxes	87,653	139,282
Other Assets	54,551	54,838
Total Other Assets	142,204	194,120

Total Assets	$1,149,882	$1,366,702

LIABILITIES & STOCKHOLDERS’ EQUITY:
Current Liabilities
Accounts Payable and Accrued Liabilities	$93,293	$136,121
Total Current Liabilities	93,293	136,121

Long-Term Debt, net of debt issuance costs	575,935	574,798

Deferred Tax Liability	78,893	68,654

Other Long-Term Liabilities	16,161	18,617

Total Stockholders’ Equity	385,600	568,512

Total Liabilities and Stockholders’ Equity	$1,149,882	$1,366,702

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)
			Three Months Ended June 30,
	Three Months Ended September 30,
	2016	2015	2016

Revenues	$97,189	$173,418	$105,287

Expenses:
Operating Expenses	84,680	128,963	89,195
Depreciation and Amortization	34,474	39,584	36,317
	119,154	168,547	125,512
Total Operating Gross Margin	(21,965)	4,871	(20,225)

General and Administrative Expense	(7,424)	(8,895)	(7,995)
Provision for Reduction in Carrying Value of Certain Assets	—	(906)	—
Gain (Loss) on Disposition of Assets, net	(187)	383	(2)
Total Operating Income (Loss)	(29,576)	(4,547)	(28,222)

Other Income (Expense)
Interest Expense	(11,015)	(11,293)	(12,187)
Interest Income	9	7	32
Other	(351)	(719)	(358)
Total Other Income (Expense)	(11,357)	(12,005)	(12,513)

Income (Loss) before Income Taxes	(40,933)	(16,552)	(40,735)

Income Tax Expense (Benefit)	5,295	31,930	(913)

Net Income (Loss)	(46,228)	(48,482)	(39,822)
Less: Net Income (Loss) Attributable to Noncontrolling Interest	—	138	—
Net Income (Loss) Attributable to Controlling Interest	$(46,228)	$(48,620)	$(39,822)

Income (Loss) per Share - Basic
Net Income (Loss)	$(0.37)	$(0.40)	$(0.32)

Income (Loss) per Share - Diluted
Net Income (Loss)	$(0.37)	$(0.40)	$(0.32)

Number of common shares used in computing earnings per share:
Basic	124,486,848	122,933,518	124,101,349
Diluted	124,486,848	122,933,518	124,101,349

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Nine Months Ended September 30,
	2016	2015

Revenues	$332,979	$563,435

Expenses:
Operating Expenses	281,992	411,802
Depreciation and Amortization	106,605	118,474
	388,597	530,276
Total Operating Gross Margin	(55,618)	33,159

General and Administrative Expense	(25,200)	(29,243)
Provision for Reduction in Carrying Value of Certain Assets	—	(3,222)
Gain (Loss) on Disposition of Assets, net	(249)	2,686
Total Operating Income (Loss)	(81,067)	3,380

Other Income (Expense)
Interest Expense	(34,764)	(33,767)
Interest Income	48	209
Other	1,776	(3,628)
Total Other Income (Expense)	(32,940)	(37,186)

Income (Loss) before Income Taxes	(114,007)	(33,806)

Income Tax Expense (Benefit)	67,878	24,832

Net Income (Loss)	(181,885)	(58,638)
Less: Net Income (Loss) Attributable to Noncontrolling Interest	—	789
Net Income (Loss) Attributable to Controlling Interest	$(181,885)	$(59,427)

Income (Loss) per Share - Basic
Net Income (Loss)	$(1.47)	$(0.49)

Income (Loss) per Share - Diluted
Net Income (Loss)	$(1.47)	$(0.49)

Number of common shares used in computing earnings per share:
Basic	123,894,980	122,430,957
Diluted	123,894,980	122,430,957

PARKER DRILLING COMPANY
Selected Financial Data
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2016	2015	2016

Revenues:
Drilling Services:
U.S. (Lower 48) Drilling	$1,431	$5,961	$1,065
International & Alaska Drilling	65,307	110,661	71,926
Total Drilling Services	66,738	116,622	72,991
Rental Tools Services:
U.S. Rental Tools	$14,967	$31,905	$17,961
International Rental Tools	15,484	24,891	14,335
Total Rental Tools Services	30,451	56,796	32,296
Total Revenues	$97,189	$173,418	$105,287

Operating Expenses:
Drilling Services:
U.S. (Lower 48) Drilling	$5,112	$7,820	$4,967
International & Alaska Drilling	51,682	81,586	54,110
Total Drilling Services	56,794	89,406	59,077
Rental Tools Services:
U.S. Rental Tools	$10,746	$17,002	$12,267
International Rental Tools	17,140	22,555	17,851
Total Rental Tools Services	27,886	39,557	30,118
Total Operating Expenses	$84,680	$128,963	$89,195

Operating Gross Margin:
Drilling Services:
U.S. (Lower 48) Drilling	$(3,681)	$(1,859)	$(3,902)
International & Alaska Drilling	13,625	29,075	17,816
Total Drilling Services	9,944	27,216	13,914
Rental Tools Services:
U.S. Rental Tools	$4,221	$14,903	$5,694
International Rental Tools	(1,656)	2,336	(3,516)
Total Rental Tools Services	2,565	17,239	2,178
Depreciation and Amortization	(34,474)	(39,584)	(36,317)
Total Operating Gross Margin	$(21,965)	$4,871	$(20,225)

PARKER DRILLING COMPANY
Adjusted EBITDA (1)
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015

Net Income (Loss) Attributable to Controlling Interest	$(46,228)	$(39,822)	$(95,835)	$(35,646)	$(48,620)
Interest Expense	11,015	12,187	11,562	11,388	11,293
Income Tax Expense (Benefit)	5,295	(913)	63,496	(2,519)	31,930
Depreciation and Amortization	34,474	36,317	35,814	37,720	39,584

EBITDA	4,556	7,769	15,037	10,943	34,187

Adjustments:
Other (Income) Expense	342	326	(2,492)	6,059	712
(Gain) Loss on Disposition of Assets, net	187	2	60	1,043	(383)
Provision for Reduction in Carrying Value of Certain Assets	—	—	—	9,268	906
Special items (2)	—	—	—	1,265	—

Adjusted EBITDA	$5,085	$8,097	$12,605	$28,578	$35,422

(1) We believe Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization), remeasurement of foreign currency transactions, tax consequences, impairment and other special items. Special items include items impacting operating expenses that management believes detract from an understanding of normal operating performance. Management uses Adjusted EBITDA as a supplemental measure to review current period operating performance and period to period comparisons. Our Adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner. EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. Generally Accepted Accounting Principles (GAAP), and should not be considered in isolation or as an alternative to operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

(2) For the three months ended December 31, 2015, special items include a $1.3 million write-off of inventory associated with our decision to no longer provide drilling services in Colombia.

PARKER DRILLING COMPANY
Reconciliation of Adjusted Earnings Per Share
(Dollars in Thousands, Except Per Share Data)
(Unaudited)
	Three Months Ended
	September 30,		June 30,
	2016	2015	2016

Net Income (Loss) Attributable to Controlling Interest	$(46,228)	$(48,620)	$(39,822)
Income (Loss) per Diluted Share	$(0.37)	$(0.40)	$(0.32)

Adjustments:
Valuation Allowance	—	36,632	—
Total adjustments	—	36,632	—
Tax effect of adjustments	—	—	—
Net adjustments	—	36,632	—

Adjusted Net Income (Loss) Attributable to Controlling Interest (1)	$(46,228)	$(11,988)	$(39,822)
Adjusted Income (Loss) per Diluted Share (1)	$(0.37)	$(0.10)	$(0.32)

(1) We believe Adjusted Net Income (Loss) Attributable to Controlling Interest and Adjusted Income (Loss) per Diluted Share are useful financial measures for investors to assess and understand operating performance for period to period comparisons. Management views the adjustments to Net Income (Loss) Attributable to Controlling Interest and Income (Loss) per Diluted Share to be items outside of the Company’s normal operating results. Adjusted Net Income (Loss) Attributable to Controlling Interest and Adjusted Income (Loss) per Diluted Share are not measures of financial performance under GAAP, and should not be considered in isolation or as an alternative to Net Income (Loss) or Income (Loss) per Diluted Share.